POLY COMPANY OVERVIEW July 28, 2020 NYSE: PLT ©2020 Plantronics Inc. All rights reserved. 1

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our inability to source component parts from key suppliers in sufficient quantities necessary to meet the high demand for certain product lines, including our Enterprise Headsets, which negatively impacted our sales during the quarter; and continued uncertainty and potential impact on future quarters if these sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share, (b) our expectations that the virus has caused and will continue to cause, an increase in customer and partner demand, including increased demand in collaboration endpoints due to a global, work from home workforce, (c) expectations related to our voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to uncertainties related to the continued impact of COVID-19; (d) expectations related to our ability to fulfill the backlog generated by supply constraints during the quarter, to timely supply the number of products to fulfill current and future customer demand, including expectations that our manufacturing facility in Tijuana, Mexico will continue production at the capacity necessary to meet such demand, (e) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shut downs, (f) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses, and (g) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees worldwide and our customers, which has negatively impacted our voice product lines for the quarter, and restricted customer engagement; and (h) the complexity of the forecast analysis and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans, which has negatively impacted in the quarter and may continue to impact our ability to timely supply product to meet our customer demand; (vii) expectations related to our services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which may result in decreased demand for our professional, installation and/or managed service offerings; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our new Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the macro-economic and political climate and other external factors, puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the first quarter and full Fiscal Year 2021, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases. © 2020 Plantronics Inc. All rights reserved. 2

USE OF NON-GAAP INFORMATION To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, impairment charges, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the acquisition of Polycom, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as- reported basis, with immaterial adjustments to align the treatment of non-GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q1 FY21 filed with the SEC on Form 8-K on July 27, 2020. Other historical reconciliations are available at investor.poly.com. © 2020 Plantronics Inc. All rights reserved. 3

OVERVIEW & STRATEGY © 2020 Plantronics Inc. All rights reserved. 4

Q1 FY21 SUMMARY BUSINESS OVERVIEW FINANCIAL OVERVIEW • Elevated Headset and challenging Voice • GAAP Revenue of $356M demand continues Guidance range of $330M - $365M • Studio X30 and X50 ramping • Non-GAAP Revenue of $361M Guidance range of $335M - $370M • In-house manufacturing capable of full production but supply chain issues persist • GAAP EPS of $(1.85) • Strengthened strategic relationships with • Non-GAAP EPS of $0.33 Microsoft, Zoom, and LogMeIn Guidance range of $(0.18) - $0.22 • Proactive expense management drove • Adjusted EBITDA of $48M EBITDA and EPS above guidance ranges Guidance range of $25M - $45M • Cash and ST Investments of $263M © 2020 Plantronics Inc. All rights reserved. 5

A COMPELLING INVESTMENT OPPORTUNITY $41B UC&C1 Market UC&C Market Leader Strategic Innovator • We operate in a $41B UC&C market • Approximately $1.7B in annual • Reinventing the UC&C industry with strong growth drivers revenues and ~$250M TTM EBITDA through product integration, software and analytics • Rise in hybrid work-trends creates • Platform-agnostic, intelligent solutions need for multiple endpoints in multiple • Synergy execution complete • Valuable business insights available locations through unique software and analytics capabilities • Cloud deployments on rise with high demand for analytics and insights • We address an $8B Enterprise Endpoint market growing at 8% 1 Frost & Sullivan, May 2019. © 2020 Plantronics Inc. All rights reserved. 6

THREE FUNDAMENTAL INDUSTRY DRIVERS ON-PREMISE TO CLOUD UCC REMOTE WORK VIDEO COLLABORATION ©2020 Plantronics Inc. All rights reserved. 7

OUR STRATEGY Deliver a comprehensive set of endpoints for the UC&C market and differentiate through software Management Analytics Interoperability Video Conference Desktop Headsets Software Services © 2020 Plantronics Inc. All rights reserved. 8

BROADER UC MARKET AND ECOSYSTEM Key Partners Our platform agnostic and best-in-class unified endpoint strategy differentiates us © 2020 Plantronics Inc. All rights reserved. 9

NEW PRODUCT & PARTNER ANNOUNCEMENTS © 2020 Plantronics Inc. All rights reserved. 10

MICROSOFT TEAMS CERTIFICATION Broadest Range of Certified Endpoints • Microsoft Teams Room solutions • Studio USB, X30, and X50 • CCX 400, 500, and 600 • Headsets • Audio conferencing phones • Speakerphones ©2020 Plantronics Inc. All rights reserved. 11

ZOOM CERTIFICATION Broadest Range of Certified Endpoints • Studio USB, X30, X50, and G7500 • VVX x50 Desktop Phones • Audio conferencing phones • Speakerphones • Headsets* * Zoom supported (no official Headset certification at this time) ©2020 Plantronics Inc. All rights reserved. 12

RECENTLY ANNOUNCED NEW PRODUCTS – AS OF JULY 28, 2020

● Complete ● In progress ● Not applicable[1]

Category	Product	General Availability	Teams Certified or Compatible	Zoom Certified or Compatible
Video	Studio	Complete	Complete	Complete
	Poly Studio X30	Complete	Complete	Complete
	Poly Studio X50	Complete	Complete	Complete
	Poly G7500	Complete	Not applicable	Complete
Phones	Poly CCX 400	Complete	Complete	Not applicable
	Poly CCX 500	Complete	Complete	Not applicable
	Poly CCX 600	Complete	Complete	Not applicable
	Poly VVX x50 Family	Complete	Not applicable	Complete
Audio Conf.	Poly Trio C60	Complete	Complete	Not applicable
	Poly Trio 8500	Complete	Complete	Complete
	Poly Trio 8800	Complete	Complete	Complete
	Calisto 3200	Complete	Complete	Complete
	Calisto 5200	Complete	Complete	Complete
	Calisto 7200	Complete	Complete	Complete
Headsets	Voyager 42xx Office Series	Complete	Complete	Complete
	Voyager 52xx Office Series	Complete	Complete	Complete
	Savi Office Series	Complete	Complete	Complete
	Encore Pro 300	Complete	Complete	Not applicable
	Encore Pro 500	Complete	Complete	Not applicable
	Encore Pro 700	Complete	Complete	Not applicable

[1] Product either has not yet shipped or is not intended to be certified for this environment.

poly

© 2020 Plantronics Inc. All rights reserved.
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MAJOR PRODUCT ANNOUNCEMENTS IN Q1 FY21 MICROSOFT TEAMS ROOMS BUNDLES TEAMS CERTIFIED HEADSETS ©2020 Plantronics Inc. All rights reserved. 14

Q1 FY21 EARNINGS RESULTS © 2020 Plantronics Inc. All rights reserved. 15

Q1 FINANCIAL SUMMARY1 Non-GAAP Revenue of $361 million: • Continued strong demand for remote work solutions – primarily headsets • Periodic supply constraints continue to impact production • Challenging demand for voice solutions Non-GAAP gross margins of 50.0%, down 580 bps Y/Y: • Impacted by factory underutilization, incremental freight costs, and increased inventory/warranty reserves Non-GAAP operating expenses of $144 million, down $27 million Y/Y: • Primarily due to reduced headcount, hiring, and travel Non-GAAP operating margin of 10.2%, Adj. EBITDA of $48 million Non-GAAP diluted EPS of $0.33 1 Please refer to the appendix to this presentation and to our press release regarding our Q1 FY21 filed with the SEC on Form 8-K on July 28, 2020 for a reconciliation between GAAP and Non-GAAP measures. © 2020 Plantronics Inc. All rights reserved. 16

NON-GAAP REVENUE BY CATEGORY & REGION ($MM) $460 $460 $409 Services 77 APAC 80 $409 $361 71 62 $361 Video 61 69 67 62 EMEA 119 115 Voice 104 66 95 95 Consumer 31 51 Headsets1 13 6 AMER 261 Enterprise 232 187 199 Headsets1 168 169 Q1 FY20 Q4 FY20 Q1 FY21 Q1 FY20 Q4 FY20 Q1 FY21 1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets © 2020 Plantronics Inc. All rights reserved. 17

TRENDED SALES-OUT FOR NEW VIDEO PRODUCTS Based on Sales-Out1 and includes Studio USB, Studio X30, Studio X50, G75002 ($MM) 25 20 15 10 5 0 Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 1 Sales-Out (AKA Sell-Through) data is provided by channel parnters. As a result, Poly is unable to ensure the completeness or accuacy of such data. 2 Studio USB began shipping in Q1FY20, G7500 began shipping in Q2FY20, Studio X30 and X50 began shipping in Q3FY20. © 2020 Plantronics Inc. All rights reserved. 18

NON-GAAP OPERATING DETAILS ($MM) $257 $171 $86 $180 $144 55.8% 50.0% 18.6% $37 37.2% 39.8% 10.2% Q1 FY20 Q1 FY21 Q1 FY20 Q1 FY21 Q1 FY20 Q1 FY21 Gross Profit Operating Expenses Operating Income • Y/Y decline of $76M or 580 • Y/Y decline of $27M or 16% • Operating income decline basis points due primarily to lower of $49M or 57% driven • Margins impacted by factory headcount, hiring, and primarily by lower revenue underutilization, freight, travel and gross margin inventory and warranty reserves © 2020 Plantronics Inc. All rights reserved. 19

Restructuring Category ($MM) Q1 FY21 Severance $22.3 Q1 RESTRUCTURING Facilities $5.6 DETAIL Legal Entity Rationalization/Other $1.4 Total $29.3 © 2020 Plantronics Inc. All rights reserved. 20

CASH & INVESTMENTS BRIDGE Q4FY20 – Q1FY21 ($MM) $263 $226 © 2020 Plantronics Inc. All rights reserved. 21

TRAILING TWELVE MONTHS ADJUSTED EBITDA ($MM) TTM EBITDA: $243M $98 $93 $60 $43 $48 Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 © 2020 Plantronics Inc. All rights reserved. 22

Q2 FY21 GUIDANCE © 2020 Plantronics Inc. All rights reserved. 23

Q2 GUIDANCE (AS OF JULY 28, 2020) Q2 FY21 Guidance GAAP Net Revenue $346M - $386M Non-GAAP Net Revenue1 $350M - $390M Adjusted EBITDA2 $45M - $65M Non-GAAP Diluted EPS2,3 $0.25 – $0.65 1 The non-GAAP revenue guidance range shown here excludes the $4.2 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition. 2 Q2 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $31.4 million. 3 EPS Guidance assumes approximately 41 million diluted average weighted shares and a non-GAAP effective tax rate of 15% to 17%. Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its second quarter fiscal year 2021 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the second quarter or full fiscal year 2021 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix in this presentation and to our press release regarding our Q1 FY21 filed with the SEC on Form 8-K on July 28, 2020 for a reconciliation between GAAP and Non-GAAP measures. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. © 2020 Plantronics Inc. All rights reserved. 24

4 Quarter Rolling Q2 Q3 Q4 Q1 Forecast ($MM) FY21 FY21 FY21 FY22 Revenue–Deferred GAAP PURCHASE Revenue Fair Value $4.2 $3.3 $1.8 $1.3 Adjustment ACCOUNTING COGS–Intangibles FORECAST $17.2 $16.5 $16.2 $16.2 Amortization SG&A–Intangibles $14.2 $14.2 $14.2 $14.2 Amortization © 2020 Plantronics Inc. All rights reserved. 25

SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS © 2020 Plantronics Inc. All rights reserved. 26

TRENDED NON-GAAP INFORMATION ($MM, except earnings per share data) Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 FY20 Q1 FY21 Non-GAAP Revenue $460 $470 $392 $409 $1,731 $361 Gross Profit $257 $246 $193 $202 $899 $180 Gross Margin 55.8% 52.4% 49.4% 49.4% 51.9% 50.0% Op. Expense $171 $165 $162 $154 $652 $144 Op. Income $86 $81 $31 $48 $247 $37 Op. Margin 18.6% 17.3% 8.0% 11.8% 14.2% 10.2% Diluted EPS $1.32 $1.24 $0.30 $0.30 $3.13 $0.33 Adj. EBITDA $98 $93 $43 $60 $293 $48 Op. Cash Flow $8 $25 -$17 $62 $78 $42 © 2020 Plantronics Inc. All rights reserved. 27

TRENDED NON-GAAP REVENUE DATA Non-GAAP Rev by Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 FY20 Q1 FY20 Category ($MM) Voice $104 $99 $80 $95 $377 $51 Video $61 $90 $70 $62 $284 $66 Services $77 $75 $75 $70 $297 $69 Ent Headsets1 $187 $176 $136 $169 $668 $169 Cons Headsets1 $31 $30 $30 $13 $105 $6 Total Revenue $460 $470 $392 $409 $1,731 $361 Non-GAAP Revenue by Geography Americas $261 $248 $207 $232 $948 $199 EMEA $119 $131 $108 $115 $473 $95 APAC $80 $91 $77 $62 $310 $67 Total Revenue $460 $470 $392 $409 $1,731 $361 1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets © 2020 Plantronics Inc. All rights reserved. 28

THANK YOU ©2020 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 29

Unaudited Reconciliations of GAAP net revenue to non-GAAP net revenue
($ in thousands)

	Three Months Ended				
	June 29, 2019	September 28, 2019	December 28, 2019	March 28, 2020	June 27, 2020
Net revenues from unaffiliated customers:					
Enterprise Headsets[1]	$ 187,668	$ 176,031	$ 136,807	$ 168,002	$ 169,234
Consumer Headsets[1]	30,982	30,261	30,473	12,962	5,516
Voice	103,847	98,453	79,494	95,265	50,681
Video	60,248	90,392	69,859	61,992	66,027
Services	65,022	66,572	67,838	64,822	64,262
Total GAAP net revenues	$ 447,767	$ 461,709	$ 384,471	$ 403,043	$ 355,720
Deferred revenue purchase accounting[2]	12,159	8,524	7,131	6,138	5,082
Total non-GAAP net revenues	$ 459,926	$ 470,233	$ 391,602	$ 409,181	$ 360,802
Net revenues by geographic area from unaffiliated customers:					
Americas	$ 255,940	$ 245,283	$ 204,910	$ 229,900	$ 197,350
EMEA	116,979	128,973	105,931	113,738	94,105
APAC	74,848	87,453	73,630	59,405	64,265
Total GAAP net revenues	$ 447,767	$ 461,709	$ 384,471	$ 403,043	$ 355,720
Deferred revenue purchase accounting[2]	12,159	8,524	7,131	6,138	5,082
Total non-GAAP net revenues	$ 459,926	$ 470,233	$ 391,602	$ 409,181	$ 360,802

1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets.

2 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED

	Three Months Ended,				
	June 29, 2019	September 28, 2019	December 28, 2019	March 28, 2020	June 27. 2020
GAAP Net revenues	$ 447,767	$ 461,709	$ 384,471	$ 403,043	$ 355,720
Deferred revenue purchase accounting[1]	12,159	8,524	7,131	6,138	5,082
Non-GAAP Net revenues	$ 459,926	$ 470,233	$ 391,602	$ 409,181	$ 360,802
GAAP Gross profit	$ 212,646	$ 206,071	$ 143,846	$ (10,328)	$ 156,332
Purchase accounting amortization[2]	30,000	30,716	30,819	31,018	18,238
Deferred revenue purchase accounting[1]	12,159	8,547	7,185	6,138	5,082
Consumer optimization	—	—	10,415	—	—
Acquisition, integration, and rebranding fees	958	88	46	42	—
Stock-based compensation	978	997	1,019	998	833
Impairment charges	—	—	—	174,235	—
Non-GAAP Gross profit	$ 256,741	$ 246,419	$ 193,330	$ 202,103	$ 180,485
Non-GAAP Gross profit %	*55.8%*	*52.4%*	*49.4%*	*49.4%*	*50.0%*
GAAP Operating expenses	$ 241,495	$ 211,681	$ 220,471	$ 667,546	$ 213,564
Acquisition, integration, and rebranding fees	(24,932)	(11,218)	(8,577)	(2,279)	(188)
Purchase accounting amortization[2]	(15,278)	(15,278)	(15,278)	(15,278)	(14,195)
Stock-based compensation	(11,926)	(13,696)	(12,883)	(14,598)	(8,527)
Restructuring and other related charges	(19,525)	(5,847)	(21,724)	(7,080)	(29,330)
Impairment charges	—	—	—	(473,996)	—
(Gain) loss, net from litigation settlements	1,162	—	—	(419)	17,561
Other adjustments	—	(542)	—	—	—
Non-GAAP Operating expenses	$ 170,996	$ 165,100	$ 162,009	$ 153,896	$ 143,763

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED (CONTINUED)

	Three Months Ended				
	June 29, 2019	September 28, 2019	December 28, 2019	March 28, 2020	June 27, 2020
GAAP Operating loss	$ (28,849)	$ (5,610)	$ (76,625)	$ (677,874)	$ (57,232)
Purchase accounting amortization[2]	45,278	45,994	46,097	46,296	32,433
Deferred revenue purchase accounting[1]	12,159	9,196	7,509	6,138	5,082
Consumer optimization	—	—	10,415	—	—
Acquisition, integration, and rebranding fees	25,890	10,657	8,299	2,321	188
Stock-based compensation	12,904	14,693	13,902	15,596	9,360
Restructuring and other related charges	19,525	5,847	21,724	7,080	29,330
Impairment charges	—	—	—	648,231	—
(Gain) loss, net from litigation settlements	(1,162)	—	—	419	17,561
Other adjustments	—	542	—	—	—
Non-GAAP Operating income	$ 85,745	$ 81,319	$ 31,321	$ 48,207	$ 36,722
GAAP Diluted earnings per common share	$ (1.14)	$ (0.65)	$ (1.97)	$ (16.56)	$ (1.85)
Purchase accounting amortization[2]	1.15	1.16	1.16	1.15	0.80
Deferred revenue purchase accounting[1]	0.31	0.21	0.18	0.15	0.13
Consumer optimization	—	—	0.26	—	—
Stock-based compensation	0.33	0.37	0.35	0.39	0.23
Acquisition, integration, and rebranding fees	0.66	0.29	0.22	0.06	—
Restructuring and other related charges	0.49	0.15	0.54	0.18	0.72
Impairment charges	—	—	—	16.11	—
(Gain) loss, net from litigation settlements	(0.03)	—	—	—	0.43
Other adjustments	—	0.01	—	—	—
Income tax effect	(0.46)	(0.32)	(0.44)	(1.18)	(0.13)
Effect of anti-dilutive securities	0.01	0.02	—	—	—
Non-GAAP Diluted earnings per common share	$ 1.32	$ 1.24	$ 0.30	$ 0.30	$ 0.33
Shares used in diluted earnings per common share calculation:					
GAAP	39,239	39,584	39,784	40,025	40,460
non-GAAP	39,523	39,664	39,870	40,235	40,620

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP OPERATING INCOME TO ADJUSTED EBITDA

($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	June 29, 2019	September 28, 2019	December 28, 2019	March 28, 2020	June 27, 2020	June 27, 2020
GAAP Net Income	$ (44,871)	$ (25,910)	$ (78,483)	$ (662,820)	$ (75,015)	$ (842,228)
Tax provision	(7,576)	(4,122)	(19,708)	(37,995)	(3,177)	(65,002)
Interest Expense	23,932	23,797	22,533	22,378	21,184	89,892
Other Income and Expense	(333)	625	(967)	562	(224)	(4)
Deferred revenue purchase accounting[1]	12,159	8,524	7,131	6,138	5,082	26,875
Acquisition, integration, and rebranding fees	25,890	11,329	8,677	2,321	—	22,327
Consumer optimization	—	—	10,415	—	197	10,612
Stock-based compensation	12,904	14,693	13,902	15,596	9,360	53,551
Restructuring and other related charges	19,525	5,847	21,724	7,080	29,330	63,981
Impairment charges	—	—	—	648,231	—	648,231
(Gain) loss, net from litigation settlements	(1,162)	—	—	419	17,561	17,980
Other adjustments	—	542	—	—	—	542
Depreciation and amortization	57,698	57,376	57,556	57,632	43,400	215,964
Adjusted EBITDA	$ 98,166	$ 92,701	$ 42,780	$ 59,542	$ 47,698	$ 242,721

[1] Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.